EXHIBIT 99.1

Patriot Bank Expands Its Board and Senior Leadership Team

  Richard Smith, Jeff Seabold and Thedora Nickel elected Directors.
  Paul Simmons appointed EVP, Chief Credit Officer
  Nicole L. Wells appointed SVP, Head of Operations
  Rebecca Mais appointed SVP, High Net Worth and Specialty Deposits
  Raquel Gillett appointed SVP, Digital Transformation and Risk Analytics

STAMFORD, Conn., May 19, 2025 (GLOBE NEWSWIRE) -- Patriot Bank, N.A. (“Patriot Bank”), the wholly owned subsidiary of Patriot National Bancorp, Inc. (NASDAQ: PNBK), is pleased to announce the election of Richard Smith, Jeffrey Seabold and Thedora Nickel to serve on the Patriot Bank’s Board of Directors and the appointment of the following leaders to the management team:

  Paul Simmons as Executive Vice President, Chief Credit Officer
  Nicole L. Wells as Senior Vice President, Head of Operations
  Rebecca Mais as Senior Vice President, High Net Worth and Specialty Deposits
  Raquel Gillett as Senior Vice President, Digital Automation and Risk Analytics

These appointments strengthen Patriot Bank’s leadership team as the organization focuses on delivering exceptional banking services to high-net-worth clients and the fiduciaries who serve them.

“We are delighted to welcome Richard, Jeff, Teddy, Paul, Nicole, Rebecca, and Raquel to their new roles,” said Steven Sugarman, Chief Executive Officer of Patriot Bank. “Their collective expertise and vision will advance Patriot’s mission to empower our clients while delivering exceptional value to our shareholders.”

Richard Smith, Director

Richard Smith brings 40 years of banking expertise, specializing in private banking for high-net-worth individuals. Beginning his career as a banking analyst with Manufacturers Hanover in New York, he later held senior roles at Imperial Bank and Comerica Bank in Southern California. In 2005, Smith founded The Private Bank of California and served as its President. After its sale to Banc of California in 2012, he was named President of Banc of California’s Private Banking Division. Smith serves on the Board of CalPrivate Bank, the Zimmer Children’s Museum, and the Westside Food Bank in Los Angeles.

“It is a privilege to join Patriot Bank’s Board of Directors,” said Smith. “Patriot Bank’s commitment to serving high net worth clients and their advisors aligns with my passion for fostering strong client relationships.”

Jeffrey Seabold, Director

Jeff Seabold is an accomplished entrepreneur, investor, and executive leader with almost 30 years of experience in corporate strategy, business development, and executive management. He has a proven history in real estate finance and commercial banking.

Mr. Seabold is the Co-Founder and a Director of The Change Company CDFI LLC and Change Lending LLC, a certified Community Development Financial Institution (CDFI) focused on home lending. Previously, Mr. Seabold was the Co-Founder and Executive Vice Chairman of Banc of California, Inc., a publicly traded bank holding company and federally chartered national bank headquartered in Irvine, California. Seabold was also the Founder of CS Financial, Inc., a national mortgage finance company, Co-Founder for Camden Capital Partners, LLC, a bridge & mezzanine real estate lender and servicer, and the Founder of Camden Escrow, Inc., a real estate settlement services provider.

“I’m proud to join the Board of Directors at Patriot Bank and support its mission of delivering personalized, high-quality banking solutions,” said Seabold. “Throughout my career, I have seen the value of building lasting relationships based on trust, service, and understanding. I look forward to contributing my experience to help Patriot Bank deepen its connection with clients and to build a trusted financial partner for our clients.”

Thedora Nickel, Director

Thedora Nickel has over 30 years of banking leadership experience, with deep expertise in domestic and international operations, client service, and organizational transformation. She currently serves as Executive Director of The Change Company and Change Lending. Prior to this role, Nickel was Chief Administrative Officer at Banc of California where she led the strategic direction of key enterprise and operational functions. She previously held several senior leadership positions at Bank of America over a 25-year career, most recently as SVP, Group Operations Executive, overseeing national research, resolution, and reconcilement functions in support of the bank’s bank centers, capture sites, and cash vaults. Earlier, she led the Transaction Services West Region with responsibility for over two thousand employees and five processing units. A certified Six Sigma Executive, Nickel also dedicates her time mentoring MBA students at the University of California, Irvine and serves on the board of The Whole Child, a non-profit organization serving vulnerable families in Los Angeles County.

“I’m honored to join Patriot Bank’s Board of Directors,” said Nickel. “With my experience driving operational excellence and delivering client-focused solutions, I look forward to helping the organization build a strong foundation for sustainable growth.”

Paul Simmons, Executive Vice President, Chief Credit Officer

Paul Simmons is a seasoned banking executive with over 35 years of experience in commercial lending, credit, and financial services. Prior to joining Patriot Bank, Mr. Simmons served as Executive Vice President and Chief Credit Officer of Sunwest Bank, Silvergate Bank and Banc of California. He has overseen all aspects of credit administration, asset quality, and lending operations. He also held senior leadership positions at Citigroup, GE Capital, Apollo Real Estate Advisors, and Zions Bancorporation. A graduate of Brigham Young University, Simmons is recognized for his strategic acumen and breadth of experience.

“I’m honored to join Patriot Bank as its Chief Credit Officer,” said Simmons. “Over my career, I have been fortunate to lead credit organizations at banks of all sizes -- always with a focus on building strong credit cultures, managing risk with discipline, and partnering with lending teams to drive smart, sustainable growth. I am excited to be a part of this high-performing executive team to bring that same approach to Patriot Bank and to contribute to Patriot Bank’s turnaround focused on serving our clients with excellence.”

Nicole L. Wells, Senior Vice President, Head of Operations

With over 30 years of experience in banking and financial services, Nicole L. Wells joins Patriot Bank as its Senior Vice President and Head of Operations. She served as Head of Strategic Retail Operations at Santander Bank, N.A. in Greater Boston, a role she started in September 2020. Previously, Ms. Wells served as SVP, Private Banking Operations at Banc of California. Wells also held roles at Bank of America, Countrywide Bank, Western Federal Credit Union, and Citibank. Wells holds an M.P.A. in Public Administration with a focus on Organizational Leadership from California State University-Dominguez Hills and completed the Executive Education Program at Columbia Business School.

“I am delighted to join Patriot Bank and lead its bank operations,” said Wells. “My experience in driving strategic business enablement, simplification, and process excellence will support the Bank’s commitment to delivering seamless, client-focused services.”

Rebecca Mais, Senior Vice President, High Net Worth and Specialty Deposits

Rebecca Mais joins Patriot Bank as its Senior Vice President, High Net Worth and Specialty Deposits. Ms. Mais, bringing over 17 years of experience, leading Private Banking and Non-Profit divisions. Previously, she held leadership roles at Banc of California, Bank of Hope and Commerce Bank, where she specialized in market expansion and developing customized deposit solutions for high-net-worth individuals, centers-of-influence, and specialized sectors, including real estate, entertainment, Institutional Banking, Non-Profits, RIA and Business Management Services. Mais is passionately committed to the families and communities we serve and is the Board Secretary of the Westside Food Bank Non-Profit. She is a highly engaged, results-driven, and client-centric leader who is recognized for her ability to drive deposit growth and foster long-term client relationships. Mais holds an Executive M.B.A. from Pepperdine University’s Graziadio School of Business and a B.S. in Business Administration/Fashion Merchandising from Philadelphia University.

“It’s a privilege to work with such an incredible team to deliver tailored financial solutions that meet the unique needs of our remarkable clients,” said Mais. “I look forward to building Patriot into a client-focused bank able to empower the communities we serve.”

Raquel Gillett, Senior Vice President, Digital Transformation and Risk Analytics

Raquel Gillett joins Patriot Bank as its Senior Vice President of Digital Transformation and Risk Analytics, bringing over 20 years of experience in banking and financial services. Previously, she served in senior roles at The Change Company, COR Clearing, Banc of California, California National Bank, and Southern Pacific. She has led technology-driven process improvements as well as overseen financial controls. Ms. Gillett is highly experienced implementing innovative digital risk and reporting solutions, integrating systems, and optimizing reporting frameworks.

“I am thrilled to join Patriot Bank to lead its digital transformation, leveraging technology to empower our bankers to serve our clients safely and with operational excellence. Strengthening our risk analytics will allow Patriot to pursue our mission and vision safely and soundly,” Gillett said.

For more information about Patriot Bank, please visit www.bankpatriot.com.

Media Contact:

Kirsten Hoekman
Patriot Bank, N.A.
Phone: (203) 252-5905
Email: khoekman@bankpatriot.com